EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

HARBOURVEST PRIVATE INVESTMENTS FUND

Tendered Pursuant to the Offer to Purchase

Dated August 17, 2026

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY STATE STREET

BY September 16, 2026.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 16, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

State Street Bank Transfer Agency

Attention: HarbourVest Private Investments Fund

1776 Heritage Drive, Mailstop JAB0340

North Quincy, MA 02171

Phone: (617) 662-7100

E-mail address: harbourvestta_inq@statestreet.com

Letter of Transmittal Page 1 of 4

Ladies and Gentlemen:

The undersigned hereby tenders to HarbourVest Private Investments Fund, a closed-end, non-diversified management investment company organized as a Delaware statutory trust under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund or portion thereof (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 17, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to repurchase the Shares tendered hereby. The undersigned further understands and agrees that if the undersigned tenders some but not all of its Shares for repurchase, the undersigned will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the undersigned’s Shares. To the extent the undersigned seeks to tender all of the Shares it owns and the Fund repurchases less than the full amount of Shares that the undersigned requests to have repurchased, the undersigned may maintain a balance of Shares of less than $10,000 following such Share repurchase.

The Fund will provide payment to the undersigned whose Shares have been accepted for repurchase an amount equal to at least 95% of the value of the repurchased Shares, based on the unaudited value of the Fund as of September 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer. The payment of the repurchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The Fund may hold back a portion of the amount due to the undersigned, which shall not exceed 5% of the total amount due to the undersigned. If there is such a holdback, the second and final payment for the balance due shall be paid no later than two business days after the filing of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected, with such balance being subject to adjustment as a result of the Fund’s annual audit or as a result of any other corrections to the Fund’s net asset value as of September 30, 2026. Since the Fund’s current fiscal year will end on March 31, 2027, the Fund expects that the audit will be completed by the end of May 2027.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL TO:

STATE STREET BANK TRANSFER AGENCY

ATTN: HarbourVest Private Investments Fund

1776 Heritage Drive, Mailstop JAB0340

North Quincy, MA 02171

OR EMAIL TO: harbourvestta_inq@statestreet.com

FOR ADDITIONAL INFORMATION: PHONE: 617-662-7100

Letter of Transmittal Page 2 of 4

VALUATION DATE: September 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), September 16, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED IN GOOD ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent, No Later Than 11:59 p.m. (Eastern Time) On September 16, 2026.

Clients of Morgan Stanley Smith Barney LLC Are Instructed To Contact Your Financial Advisor/Private Wealth Advisor To Complete The Electronic Form. Morgan Stanley Smith Barney LLC’s Financial Advisor/Private Wealth Advisor Should Submit Such Completed Electronic Form To Their Order Entry System By 4:00 p.m. Eastern Time On September 16, 2026.

PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR ASSISTANCE COMPLETING THIS FORM.

PART 1 – NAME (AS IT APPEARS ON YOUR HARBOURVEST PRIVATE INVESTMENTS FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Social Security Number/ EIN:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares, dollar amount, or percentage.

☐	Full Repurchase* of Class A Shares

☐	Full Repurchase* of Class D Shares

☐	Full Repurchase* of Class I Shares

☐	Partial Repurchase* of Class A Shares (______________________Shares)

☐	Partial Repurchase* of Class A Shares (______________________Dollars)

☐	Partial Repurchase* of Class A Shares (_________________Percentage %)

Letter of Transmittal Page 3 of 4

☐	Partial Repurchase* of Class D Shares (______________________ Shares)

☐	Partial Repurchase* of Class D Shares (______________________Dollars)

☐	Partial Repurchase* of Class D Shares (_________________Percentage %)

☐	Partial Repurchase* of Class I Shares (______________________ Shares)

☐	Partial Repurchase* of Class I Shares (______________________Dollars)

☐	Partial Repurchase* of Class I Shares (_________________Percentage %)

☐	Check this box if Repurchase is related to death, disability, or divorce (talk with your financial advisor)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

Reason for Requested Tender (Optional):

PART 3 – PAYMENT

Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase dated August 17, 2026 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if Applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if Applicable)	Date

Letter of Transmittal Page 4 of 4